Exhibit 99.1

September 16, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K/A dated September 16, 2008, of Prospect Medical Holdings, Inc. and are in agreement with the statements contained in the second and third paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Regarding the registrant’s statement concerning the lack of internal control to prepare financial statements, included in the third paragraph on page 2 therein, we have considered such matter in determining the nature, timing and extent of procedures performed in our audit of the registrant’s 2007 financial statements.

/s/ Ernst & Young LLP